SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                  ---------------------------------------------


                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934




             DATE OF REPORT (DATE OF EARLIEST EVENT REORT): 3-27-03



                        AMERON INTERNATIONAL CORPORATION
             (Exact name of Registrant as Specified in its Charter)


      Delaware                          1-9102                 77-0100596
(State or other jurisdiction      (Commission File No.)       (IRS Employer
   of Incorporation)                                        Identification No.)


           245 South Los Robles Ave., Pasadena, California     91101
              (Address of principal executive offices)       (Zip Code)


               Registrant's telephone number, including area code:
                                 (626) 683-4000


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Item 5.  Other Events

The attached announcement was released to the news media on March 27, 2003.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                    AMERON INTERNATIONAL CORPORATION



Date:    March 27, 2003             By: /s/ Javier Solis
                                        ----------------
                                        Javier Solis
                                        Senior Vice President & Secretary

       Ameron Announces 25% Dividend Increase and Two-for-One Stock Split

     PASADENA, Calif.--(BUSINESS WIRE)--March 27, 2003--Ameron International Corporation (NYSE:AMN) today announced that its Board of Directors declared a quarterly dividend of 40 cents per share of common stock, payable May 20, 2003 to stockholders of record on April 24, 2003. This represents a 25% increase over the previous dividend level. Since 1989, Ameron had paid a constant dividend of 32 cents per share of common stock per quarter, or $1.28 per share per year.

     Additionally, the Board of Directors declared a two-for-one stock split in the form of a stock dividend of one additional common share for every outstanding common share held by stockholders of record on May 1, 2003, payable May 27, 2003.

     Commenting on the actions, James S. Marlen, Ameron's Chairman, President and Chief Executive Officer, stated, "The stock split will increase the number of Ameron shares in the market, and we hope that additional shares will lead to wider ownership and improved liquidity for all stockholders. The increased dividend payout is representative of management's favorable long-term outlook for Ameron's future business prospects and cash generating capabilities."

     Ameron International Corporation is a multinational manufacturer of highly-engineered products and materials for the chemical, industrial, energy, transportation and infrastructure markets. Traded on the New York Stock Exchange
(AMN), Ameron is a leading producer of water transmission lines; high-performance coatings and finishes for the protection of metals and structures; fiberglass-composite pipe for transporting oil, chemicals and corrosive fluids and specialized materials and products used in infrastructure projects. The Company operates businesses in North America, South America, Europe, Australasia and Asia. It also participates in several joint-venture companies in the U.S., Saudi Arabia, Kuwait, Egypt and Mexico.

     Cautionary statement for purposes of the "Safe Harbor" provisions of The Private Securities Litigation Reform Act of 1995: Any statements in this report that refer to the estimated or anticipated future results of Ameron International Corporation ("Ameron" or the "Company") are forward-looking and reflect the Company's current analysis of existing trends and information. Actual results may differ from current expectations based on a number of factors affecting Ameron's businesses, including competitive conditions and changing market situations. Matters affecting the economy generally, including the state of economies worldwide, can affect Ameron's results. Forward-looking statements represent the Company's judgment only as of the date of this report. Since actual results could differ materially, the reader is cautioned not to rely on these forward-looking statements. Moreover, Ameron disclaims any intent or obligation to update these forward-looking statements.

    CONTACT: Ameron International Corporation
             James S. Marlen/Gary Wagner, 626/683-4000